UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2010

EZENIA! INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25882	04-3114212
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

14 Celina Drive, Suite 17-18 Nashua, NH	03063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (603) 589-7601

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On June 30, 2010, Ezenia! Inc. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with North & Webster Value Opportunities Fund, LP (“NW Fund”), North & Webster, LLC, Samuel A. Kidston and James Bussone (collectively, the “Stockholder Group”).  On December 22, 2009, NW Fund, a stockholder of the Company, provided notice to the Company of its intention to nominate two nominees (and reserved the right to nominate additional nominees) for election to the Board of Directors of the Company (the “Board”) at the Company’s 2010 annual meeting of stockholders (the “2010 Annual Meeting”).  Pursuant to the terms of the Settlement Agreement, NW Fund has withdrawn its stockholder nominations and will cease all efforts to nominate or elect NW Fund’s nominees to the Board in connection with the 2010 Annual Meeting.

In connection with entering into the Settlement Agreement, the Company will not be adding any of NW Fund’s nominees to the Board at this time, but instead NW Fund will have the right to appoint Samuel A. Kidston or another nominee (the “Stockholder Nominee”) to the Board in January 2011 in the event that the Company does not meet the revenue and operating income targets in its operating budget for fiscal year 2010 (the “Operating Budget”) and the Stockholder Group continues to beneficially own at least 500,000 shares of Common Stock.  The revenue target in the Operating Budget is $4,736,004 and the operating income target is $(708,006).  These amounts were determined by the Company at the beginning of fiscal year 2010 and have not been subsequently revised for intervening events.  Moreover, these amounts were established for budgeting and other internal purposes and are not forecasts or guidance as to the Company’s revenue or operating income for any portion of fiscal year 2010.  There can be no assurances that the Company will be able to meet the Operating Budget, and investors are directed to the section below entitled “Forward-Looking Statements” for further information.

In the event a Stockholder Nominee is elected to the Board, the Settlement Agreement provides that such Stockholder Nominee shall serve as a Class II director, to hold office until the Company’s 2012 annual meeting of stockholders and until his successor has been duly elected and qualified or until his earlier resignation or removal.  If a Stockholder Nominee joins the Board, the Settlement Agreement provides that during the first quarter of fiscal year 2011, the Board will meet and specifically discuss the following matters: (i) the composition and size of the Board and the term of directors; (ii) the composition of the Company’s management; (iii) strategic alternatives that may be available to the Company; and (iv) a three-year strategic operating plan for the Company.

The Settlement Agreement further provides that during the period from the date of the Settlement Agreement through January 10, 2011 (the “Standstill Period”), and except as otherwise expressly provided in the Settlement Agreement, none of the members of the Stockholder Group nor any of their affiliates or associates will:

•                  effect or participate in, or assist others to effect or participate in: (i) any acquisition of any assets of the Company or any of its subsidiaries; (ii) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries; or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission (the “SEC”)) or consent to vote any voting securities of the Company;

•                  form, join or in any way participate in a “group” (as defined under the Securities Exchange Act of 1934, as amended);

•                  seek to control the management, the Board or policies of the Company;

•                  nominate any persons as a director of the Company or propose any matter to be voted on by stockholders of the Company;

•                  take any action which would reasonably be expected to force the Company to make a public announcement regarding any of the types of matters set forth in the first bullet above; or

•                  enter into any discussions or arrangements with any third party with respect to any of the foregoing.

The standstill provisions will not restrict the Stockholder Group’s ability to nominate any person as a director of the Company, or propose any other matter to be voted on by stockholders of the Company, at the 2011 Annual Meeting.

Also pursuant to the terms of the Settlement Agreement, the Company has agreed to:

•                  not increase the size of the Board to more than seven directors before the 2011 Annual Meeting, except as may be required to add the Stockholder Nominee in accordance with the terms of the Settlement Agreement;

•                  (i) obtain the written consent of the Stockholder Representative before filling any vacancy in the Board prior to January 10, 2011 and (ii) obtain the written consent of the Stockholder Nominee, if one is appointed to the Board in accordance with the terms of the Settlement Agreement, before filling any vacancy in the Board occurring between January 10, 2011 and the date of the 2011 Annual Meeting, each such consent not to be unreasonably withheld, conditioned or delayed;

•                  arrange for representatives of the Board to meet with the Stockholder Representative during September 2010 to discuss the possibility of the Stockholder Representative attending meetings of the Board in a non-voting observer capacity through January 10, 2010, the decision as to this matter to be in the sole and absolute discretion of the Board; and

•                  reimburse NW Fund for its reasonable out-of-pocket fees and expenses incurred on or before the date of the Settlement Agreement in connection with its planned proxy solicitation and the negotiation and execution of the Settlement Agreement in an aggregate amount not to exceed $15,000.

Pursuant to the terms of the Settlement Agreement, the Stockholder Group has also agreed to:

•                  cause all shares of Common Stock beneficially owned by each member of the Stockholder Group and their affiliates and associates as of the record date for the 2010 Annual Meeting, to be present for quorum purposes and, in connection with the election of directors at such meeting, to cause such shares of Common Stock to be cast “for” or withheld from each director nominee in the same proportion as the votes cast “for” and withheld by all other holders of Common Stock; and

•                  abide by the terms of the non-disclosure agreement executed with the Company, including with respect to the financial information provided to the Stockholder Group pursuant to the terms of the Settlement Agreement.

The Settlement Agreement is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference.  The foregoing summary description of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)         On June 29, 2010, the size of the Board was increased from five to seven directors, and Peter Janke and Larry Snyder were appointed as Class I directors, to hold office until the 2011 Annual Meeting and until their earlier resignation or removal.  The appointment of Messrs. Janke and Snyder as directors was not pursuant to any agreement or understanding between Messrs. Janke or Snyder and any third party, and Messrs. Janke and Snyder are not affiliated with the Stockholder Group, although the Stockholder Group consented to their appointment.  There are no family relationships between Messrs. Janke or Snyder and any of the directors or executive officers of the Company and the Company is not aware of any related-person transaction or series of transactions required to be disclosed under the rules of the SEC.  Messrs. Janke and Snyder will serve as independent directors and have not been appointed to any Board committees at this time.

Peter Janke is the Executive Vice President of the Seneca Group, LLC, where he launched a consulting practice in corporate restructuring and revitalization.  He has served as CEO of a $40 million client company in a turnaround situation and successfully stabilized it within nine months.  Mr. Janke also served as the Chief Operating Officer of Raytheon Information Solutions where he assumed operating control of $300 million Federal Information Technology business scattered among several business units and was chartered to consolidate contracts, business practices, personnel and market strategies.  He was also the Senior Vice President of Business Development at STG, Inc. and the Senior Vice President of Marketing & Sales at Litton Information Systems Group. Mr. Janke earned a MA at Georgetown, a BA at the University of Wisconsin and has attended the Executive Education Programs at the Harvard Business School.  Mr. Janke is a Vietnam veteran who served in the US Air Force and carries a current Top Secret clearance.

Mr. Snyder is the Managing Director and principal of Quinault Capital, LLC, a privately held investment banking and consulting firm.  Prior to co-founding Quinault Capital, Mr. Snyder was managing director at CRT Capital, an investment banking firm based in Connecticut.  His investment experience spans a total of 34 years in financial management, which includes 4 years at Merrill Lynch, 24 years at Refco, and 2 years at Pali Capital.  At Refco, he directed the implementation of corporate and union pension securities in excess of $100 billion.  Refco’s Pension Investment Monitoring and Evaluation Services portfolios were $400 million to $20 billion in asset size.  He previously served on the Washington State University’s Business School Board for over 15 years and Eton Technical Institute’s Board of Directors for 12 years.  His professional licenses include Series 3, 6, 7, 24, 26 and 63.  Mr. Snyder majored in finance at Montana State University and at Washington State University.

In connection with their appointment, Messrs. Janke and Snyder will each receive stock option grants of 35,000 shares of which 7,000 shares are immediately exercisable and 7,000 shares will vest annually for the next four years.  For their service on the Board and any committees of the Board, Messrs. Janke and Snyder will each receive the same compensation payable by the Company to its other non-employee directors for their service on the Board and committees.  Messrs. Janke and Snyder also will enter into the Company’s standard indemnification agreement, which has been previously entered into with each of the Company’s directors and executive officers and the form of which has been filed with the SEC.

Item 9.01                                             Financial Statements and Exhibits.

(d)           Exhibits.

10.1         Settlement Agreement by and among Ezenia! Inc., North & Webster Value Opportunities Fund, LP, North & Webster, LLC, Samuel A. Kidston and James Bussone, dated June 30, 2010

Forward-Looking Statements

This Current Report on Form 8-K (including its exhibit) contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance.  Investors are cautioned that the statements in this Current Report on Form 8-K that are not strictly historical statements, including, without limitation, statements regarding the Company’s operating budget and strategic and financial plans, constitute forward-looking statements.  Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation:  the evolution of the Company’s market; dependence on the United States government as its largest customer and on other major customers; continued funding of defense programs by the United States government and the timing of such funding; uncertainties associated with procurement processes and on-going bidding activities for government programs; rapid technological change and competition within the collaborative software market; the Company’s reliance on third-party technology; protection of its propriety technology; customer acceptance of InfoWorkSpace and other new products, including the acceptance of the Company’s products in the commercial market; retention of key employees; stock price volatility; the Company’s history of liquidity concerns and operating losses; and other considerations that are discussed in the Company’s other filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2009.  The Company assumes no obligation to update any forward-looking information contained in this Current Report on Form 8-K or with respect to the matters described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZENIA! INC.

Date: June 30, 2010	By:	/s/ Thomas J. McCann
	Name:	Thomas J. McCann
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement by and among Ezenia! Inc., North & Webster Value Opportunities Fund, LP, North & Webster, LLC, Samuel A. Kidston and James Bussone, dated June 30, 2010